Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ADVANCED MEDICAL ISOTOPE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2014, AT 8:19 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
ADVANCED MEDICAL ISOTOPE CORPORATION

The undersigned, being the duly authorized Chief Executive Officer and Chairman of Advanced Medical Isotope Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

1.
The amendment to the Corporation's Certificate of Incorporation set forth below (the "Amendment") was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Corporation's stockholders duly adopted the Amendment at a special meeting of the stockholders of said Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting a majority of the outstanding stock entitled to vote thereon, voted in favor of the Amendment.

2.	Article 1V of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE IV

1.           Authorized Shares. The Corporation is authorized to issue a total of 2,020,000,000 shares in two classes designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is 2,000,000,000 shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 20,000,000 shares, $0.001 par value per share.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 28th day of October 2014.

ADVANCED MEDICAL ISOTOPE CORPORATION

By:	/s/ James C. Katzaroff
James C. Katzaroff
Chief Executive Officer and Chairman